AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 16, 1998
                             REGISTRATION NO. 333 -
                                                    -----------

-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                 ---------------

                          WHITMAN EDUCATION GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                 ---------------

         FLORIDA                                             22-2246554
--------------------------------                      -------------------------
(State of Other Jurisdiction of                       (IRS Employer
 Incorporation or Organization)                        Identification No.)

                             4400 Biscayne Boulevard
                            Miami, Florida 33137-3227
                                 (305) 565-6510
               ---------------------------------------------------
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)
                                 ---------------

                             1996 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)


                               Richard B. Salzman
               Vice President - Legal Affairs and General Counsel
                          Whitman Education Group, Inc.
                       4400 Biscayne Boulevard, 6th Floor
                              Miami, Florida 33137
                          Telephone No.: (305) 575-6538
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------
                                          PROPOSED            PROPOSED
  TITLE OF                                MAXIMUM             MAXIMUM
  SECURITIES          AMOUNT              OFFERING            AGGREGATE          AMOUNT OF
  TO BE               TO BE               PRICE               OFFERING           REGISTRATION
  REGISTERED          REGISTERED          PER SHARE(1)        PRICE(1)           FEE

----------------------------------------------------------------------------------------------

Common Stock,         1,000,000           $3.84               3,840,000          $1,067.52
no par value          Shares(2)
----------------------------------------------------------------------------------------------

-----------------

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities act of 1933, based upon the average of the high and low price of such Common Stock on November 16, 1998 on the American Stock Exchange.

     (2) This Registration Statement also relates to such indeterminate number of additional Common Shares of the Registrant as may be issuable as a result of the stock splits, stock dividends, recapitalization, mergers, reorganizations, combinations or exchange of shares or other similar events.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF FORM S-8 REGISTRATION STATEMENT

     The contents of the Registration statement on Form S-8 (No. 333-16007) filed by Whitman Education Group, Inc. (the "Company") with the Securities and Exchange Commission, dated January 15, 1998, with respect to the registration of shares of the Company's common stock, no par value, issuable pursuant to the 1996 Whitman Education Group, Inc. Stock Option Plan, are incorporated herein by this reference.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER     DESCRIPTION                                     METHOD OF FILING
------     ---------------------------------------         --------------------

5          Opinion regarding legality                      Filed herewith.

23.1       Consent of Ernst & Young LLP                    Filed herewith.

24.1       Power of Attorney of Phillip Frost, M.D.        Filed herewith.

24.2       Power of Attorney of Jack R. Borsting           Filed herewith.

24.3       Power of Attorney of Peter S. Knight            Filed herewith.

24.4       Power of Attorney of Richard M. Krasno          Filed herewith.

24.5       Power of Attorney of Lois F. Lipsett            Filed herewith.

24.6       Power of Attorney Percy A. Pierre               Filed herewith.

24.7       Power of Attorney of Neil Flanzraich            Filed herewith.

24.8       Power of Attorney A. Marvin Strait              Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Miami-Dade County, Florida on November 16, 1998.

                                       WHITMAN EDUCATION GROUP, INC.


                                       By: /S/ RICHARD C. PFENNIGER, JR.
                                           ------------------------------------
                                               RICHARD C. PFENNIGER, JR.
                                               CHIEF EXECUTIVE OFFICER

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                   DATE
-----------------------------              ---------               --------

PRINCIPAL EXECUTIVE OFFICER:

RICHARD C. PFENNIGER, JR.
-----------------------------      Chief Executive Officer     November 16, 1998
RICHARD C. PFENNIGER, JR.

/S/ FERNANDO L. FERNANDEZ
-----------------------------      VP-Finance and              November 16, 1998
FERNANDO L. FERNANDEZ              Chief Financial Officer

DIRECTORS:

  /S/ PHILLIP FROST, M.D.*         DIRECTOR                    NOVEMBER 16, 1998
---------------------------------
PHILLIP FROST, M.D.

 /S/ RICHARD C. PFENNIGER, JR.*    DIRECTOR                    NOVEMBER 16, 1998
---------------------------------
RICHARD C. PFENNIGER

 /S/ JACK R. BORSTING*             DIRECTOR                    NOVEMBER 16, 1998
---------------------------------
JACK R. BORSTING

 /S/ PETER S. KNIGHT*              DIRECTOR                    NOVEMBER 16, 1998
---------------------------------
PETER S. KNIGHT

 /S/ LOIS F. LIPSETT*              DIRECTOR                    NOVEMBER 16, 1998
---------------------------------
LOIS F. LIPSETT

 /S/ RICHARD M. KRASNO*            DIRECTOR                    NOVEMBER 16, 1998
---------------------------------
RICHARD M. KRASNO

 /S/ NEIL FLANZRAICH*              DIRECTOR                    NOVEMBER 16, 1998
---------------------------------
NEIL FLANZRAICH

 /S/ PERCY A. PIERRE*              DIRECTOR                    NOVEMBER 16, 1998
---------------------------------
PERCY A. PIERRE


 /S/ A. MARVIN STRAIT*              DIRECTOR                   NOVEMBER 16, 1998
---------------------------------
A. MARVIN STRAIT

*BY:   /S/ RICHARD C. PFENNIGER, JR.
       --------------------------------
          ATTORNEY-IN-FACT